UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010 (February 18, 2010)

IVEDA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53285	98-0611159
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450, Mesa, Arizona	85210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 307-8700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2010, the Board of Directors of Iveda Corporation (the “Registrant”) appointed Robert Brilon, the Registrant’s interim Chief Financial Officer, as the Registrant’s part-time Chief Financial Officer.

Mr. Brilon, age 49, joined IntelaSight, Inc., the Registrant’s wholly-owned subsidiary, in December 2008 as its CFO and Treasurer, and became the interim CFO and Treasurer of the Registrant effective upon the closing of the merger on October 15, 2009, pursuant to which IntelaSight, Inc. became a subsidiary of the Registrant. Mr. Brilon is best known for his entrepreneurial efforts with Go-Video (AMEX:VCR) from 1986 to 1993, maker of the first dual-deck VCR and most recently as the CEO/CFO for InPlay Technologies (Nasdaq:NPLA), formerly Duraswitch (Nasdaq:DSWT), from 1998 to 2007. He brings over 25 years of financial experience to Iveda. Mr. Brilon moved to Phoenix in 1983 while working with Ernst and Young and then joined Deloitte and Touche (working at both firms from 1982 to 1986), until he began his corporate career at Go-Video in 1986. Other positions held include CFO at Gietz Master Builders (from 1997 to 1998), Corporate Controller at Rental Service Corp. (NYSE:RRR) from 1995 to 1996, and CFO and VP of Operations at DataHand Systems, Inc. (from 1993 to 1995). He has substantial experience with investor relations, capital transactions, SEC reporting, financial and business analysis, merger and acquisition assessment, technology development, and P&L management. Mr. Brilon graduated with a BBA from the University of Iowa and soon became a CPA with McGladrey Pullen in Dubuque, IA.

Neither the Registrant nor any of its subsidiaries has entered into any transactions with Mr. Brilon described in Item 404(a) of Regulation S-K. Mr. Brilon was not appointed pursuant to any arrangement or understanding between Mr. Brilon and any other person.

In connection with Mr. Brilon’s appointment as CFO, the Registrant did not enter into or materially amend any plan, contract, or arrangement that Mr. Brilon will participate in as CFO of the Registrant, except that Mr. Brilon’s annual salary was increased from $35,200 to $40,000. Mr. Brilon does not have any employment agreement with the Registrant.

Also effective February 18, 2010, the Board of Directors of the Registrant increased the salary of David Ly, the Registrant’s CEO, from $88,000 to $100,000 annually, and increased the salary of Luz Berg, the Registrant’s COO and CMO, from $88,000 to $100,000 annually. The Board also awarded a bonus of $25,000 each to Mr. Ly and Ms. Berg effective February 18, 2010 in recognition of their ongoing work on behalf of the Registrant and its subsidiary over the past three years, during which they each regularly and periodically had to forgo payments of salary and other compensation.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 23, 2010

Iveda Corporation, a Nevada corporation

By: /s/ David Ly
David Ly, CEO

1